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                                                                    Exhibit 23.4
                                                             November 12, 1996


                          INDEPENDENT AUDITOR'S CONSENT

To whom it may concern

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-05997 of C.R. Bard, Inc. on Form S-3 of our report dated July 25, 1996 (relating to the financial statements of Impra Medica S. A., Geneva Switzerland as of June 30, 1996 and 1995 and for the years then ended not included herein) appearing in the Form 8-K dated September 16, 1996 of C.R. Bard, Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                FIREL & MANDACO S.A.
                                /s/ Raymond A. Felix    /s/ Philippe Veillard
                                Raymond A. FELIX        Philippe VEILLARD

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